Exhibit 3(ii)

AMENDED AND RESTATED BYLAWS

OF

THE GABELLI CONVERTIBLE AND INCOME SECURITIES FUND INC.

TABLE OF CONTENTS

ARTICLE VII

FISCAL YEAR

SECTION 1.	Fiscal Year	32
SECTION 2.	Accountant	32

ARTICLE VIII

CUSTODY OF SECURITIES

SECTION 1.	Employment of a Custodian	33
SECTION 2.	Termination of Custodian Agreement	33

ARTICLE IX

AMENDMENTS

AMENDED AND RESTATED

BYLAWS

OF

THE GABELLI CONVERTIBLE AND INCOME SECURITIES FUND INC.

A Maryland Corporation

ARTICLE I

OFFICES

SECTION 1.        Principal Office.  The principal office of The Gabelli Convertible and Income Securities Fund Inc. (the "Corporation") in the State of Maryland shall be located at such place as the Board of Directors may designate.

SECTION 2.        Additional Offices.  The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

SECTION 3.        Definitions.  As used in these Bylaws, the following terms shall have the meanings ascribed to them:

"12(d) Holder" shall have the meaning set forth in Section 17(a)(xiii) of Article III of these Bylaws.

"Investment Company Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

"5% Holder" shall have the meaning set forth in Section 17(a)(ix) of Article III of these Bylaws.

"beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security.  A person shall be deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares at any time whether or not within sixty days. "Beneficially own," "own beneficially" and related terms shall have correlative meaning.

"Bylaws" shall mean these Bylaws of the Corporation as amended or restated from time to time by the Directors.

"control" shall mean the power to exercise a controlling influence over a person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.

"control relationship" with respect to any person shall mean control over such person, being controlled by such person or being under common control with such person.

"director" shall mean any director of a corporation or any person performing similar functions with respect to any organization, whether incorporated or unincorporated, including any natural person who is a member of a board of trustees of any organization that is a statutory or common-law trust.

"Disclosable Relationship" with respect to another person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding or practice, including the sharing of information, decisions or actions, of a person with such other person with respect to the Corporation or shares of stock of the Corporation, (B) the beneficial ownership of securities of any person known by such person to beneficially own shares of stock of the Corporation and of which such person knows such other person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other person, (D) being an immediate family member of such other person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other person or with any person of which such other person is a 5% Holder, officer, director, general partner, managing member or employee or (F) controlling, being controlled by or being under common control with such other person.

"Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

"immediate family member" shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).

"Independent Director" shall mean a Director that is not an "interested person," as defined in Section 2(a)(19) of the Investment Company Act, of the Corporation.

"investment fund" shall have the meaning set forth in Section 17(a)(iii) of Article III of these Bylaws.

"nominated or seated" shall have the meaning set forth in Section 17(a) of Article III of these Bylaws.

"person" shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

"Prohibited Conduct" shall have the meaning set forth in Section 17(a)(v) of Article III of these Bylaws.

"Proposed Nominee" shall have the meaning set forth in Section 13(d)(i) of Article II of these Bylaws.

"Proposed Nominee Associate" of any Proposed Nominee shall mean any person who has a Disclosable Relationship with such Proposed Nominee.

"proxy access rules" shall have the meaning set forth in Section 13(g) of Article II of these Bylaws.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Stockholder Associate" of any beneficial or record stockholder of shares of stock of the Corporation shall mean any person who has a Disclosable Relationship with such beneficial or record stockholder.

"Special Meeting Request" shall have the meaning set forth in Section  2(b) of Article II of these Bylaws.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.        Annual Meeting.  The annual meeting of stockholders of the Corporation shall be held at such date and time as the Board of Directors shall determine in its discretion.  An annual meeting may be held at any place in or out of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting and at the time specified by the Board of Directors.  Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's charter (the "Charter") or these Bylaws.

SECTION 2.        Special Meetings of Stockholders.

    (a)           Unless otherwise required by binding law or by the Charter, special meetings of stockholders, for any purpose or purposes, except for the election of Directors, may be called only by the Board of Directors (or any duly authorized committee), the Chairman or the President, provided that a special meeting shall be called by the Secretary upon the Secretary's receipt of a written request that complies with the requirements of this Section 2 of this Article II from stockholder(s) of record of not less than a majority of the outstanding shares of stock of the Corporation or class or series of shares of stock of the Corporation having voting rights on the matter.  Only such business shall be conducted at a special meeting as shall be specified in the notice of meeting (or any supplement thereto).

    (b)           Any stockholder(s) of record seeking to request a special meeting shall send written notice to the Secretary (the "Special Meeting Request") by registered mail, return receipt requested, requesting the Secretary to call a special meeting.  Proof of the requesting stockholder's ownership of shares of stock of our Corporation at the time of giving the Special Meeting Request must accompany the requesting stockholder's Special Meeting Request.  The Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more stockholders of record (or their duly authorized agents), shall bear the date of signature of each requesting stockholder (or its duly authorized agent) signing the Special Meeting Request and shall set forth all information that each such stockholder of record and, with respect to the beneficial owners of shares of stock of our Corporation on whose behalf such request is being made, each such beneficial owner of shares of stock of our Corporation would be required to disclose in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the Exchange Act, as well as the information required by Section 12 of Article II of these Bylaws.  Upon receiving the Special Meeting Request, the Directors may in their discretion fix a date for the special meeting, which need not be the same date as that requested in the Special Meeting Request.  In fixing a date for any special meeting, the Directors may consider such factors as they deem relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Directors to call an annual meeting or a special meeting.

      (i)           The stockholder(s) of record providing notice of business proposed to be brought before a special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the special meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the special meeting.

      (ii)           The Board of Directors shall determine the validity of any purported Special Meeting Request received by the Secretary.

      (iii)          Within ten (10) days of receipt of a valid Special Meeting Request, the Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials).  The Secretary shall not be required to call a special meeting upon receipt of a Special Meeting Request and such meeting shall not be held unless the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting (including the Corporation's proxy material).

    (c)           No business shall be conducted at a special meeting of stockholders except business brought before any such meeting in accordance with the procedures set forth in this Section 2 of this Article II.  If the chair of a special meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 3.        Notice of Meetings.  Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by delivering the notice by mail or, to the extent permitted by applicable law or consented to by the stockholder, electronic mail or other form of legally permissible electronic transmission at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice.  The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.  Notice directed to a stockholder by electronic mail or other form of electronic transmission may be transmitted to any address at which the stockholder receives electronic mail or other electronic transmissions.

SECTION 4.        Quorum.  Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders.  In the absence of a quorum, the chairman of the meeting may adjourn the meeting as provided in Section 5 of this Article II.  The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the Investment Company Act, or other applicable statute, the Charter or these Bylaws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

SECTION 5.        Adjournment and Postponement.  The chairman of the meeting may adjourn any meeting of stockholders sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The Corporation may postpone or cancel a meeting of stockholders by making a public disclosure (as defined in Section 12(c) of this Article II) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

SECTION 6.        Organization and Conduct.  Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order:  the Vice Chairman of the Board, if any, the President, any Vice Presidents in order of their rank and seniority, the Secretary, the Treasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  In the discretion of the chairman of the meeting selected pursuant to the foregoing provisions of this Section 6, the lead independent Director may conduct such meeting of stockholders in lieu of the individual selected pursuant to the foregoing provisions.  The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary.  In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be open and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 7.        Voting.  Except as otherwise provided by statute or the Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to Section 9 of this Article II.  The affirmative vote of a plurality of the shares entitled to vote present at a meeting of stockholders duly called and at which a quorum of such shares is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter.

SECTION 8.        Proxies.  Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by (i) transmitting any authorization by telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means in accordance with procedures approved by an officer of the Corporation or (ii) a proxy signed by the stockholder or his attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

SECTION 9.        Record Date.  The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting.  All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

SECTION 10.      Inspectors.  The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector.  The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 11.      Consent of Stockholders in Lieu of Meeting.  Except as otherwise provided by statute or the Charter, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

SECTION 12.      Nature of Business at Annual Meetings of Stockholders.

    (a)          Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 13 of this Article II) may be transacted at an annual meeting of stockholders as is either:

      (i)           specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),

      (ii)           otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or

      (iii)          otherwise properly brought before the annual meeting by any stockholder of record of the Corporation:

        (A)           who is a stockholder or are stockholders of record on the date such stockholder(s) give  the notice provided for in this Section 12 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting; and

        (B)           who complies or comply with the notice procedures set forth in this Section 12 of this Article II.

    (b)          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by one or more stockholders, such stockholder(s) of record must have given timely notice thereof in proper written form to the Secretary of the Corporation.

    (c)           To be timely, a record stockholder's notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that such notice for the 2011 annual meeting of stockholders shall be delivered to the Secretary at the principal executive offices of the Corporation neither earlier than 9:00 a.m., Eastern Time, on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders; provided, further, however, that in the event that an annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.  "Public disclosure" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.  In no event shall the adjournment or postponement of an annual meeting, or the public  announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a record stockholder's notice as described above.

    (d)          To be in proper written form, a notice from one or more record stockholders to the Secretary must set forth the following information:

       (i)           as to each matter such stockholder of record proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and

      (ii)           as to the record stockholder giving notice and each beneficial owner, if any, on whose behalf such notice is being given,

         (A)           the name and address of each such person and of each Stockholder Associate of each such person;

         (B)           (1)           the class or series and number of all shares of stock of our Corporation which are owned beneficially or of record by each such person and each Stockholder Associate of each such person,

             (2)           whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of any such person, or any Stockholder Associate of any such person, with respect to shares of stock of our Corporation, and

             (3)           whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of our Corporation) has been made by or on behalf of any such person, or any Stockholder Associate of any such person, where the effect or intent of any of the foregoing is to mitigate loss to, or to manage risk or benefit of stock price changes for, any such person, or any Stockholder Associate of any such person, or to increase or decrease the voting power or pecuniary or economic interest of any such person, or any Stockholder Associate of any such person, with respect to shares of stock of our Corporation;

         (C)           a description of all agreements, arrangements, or understandings (whether written or oral) between or among any such person, or any Stockholder Associate of any such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any Stockholder Associate of any such person, in such business, including any anticipated benefit therefrom to such person, or any Stockholder Associate of any such person;

         (D)           a description of all commercial and professional relationships and transactions between or among any such person, or any Stockholder Associate of any such person, and any other person or persons known to such person or Stockholder Associate to have a material interest in the matter that is the subject of such notice;

        (E)           all information relating to each such person and each Stockholder Associate of each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by any such person with respect to the proposed business to be brought by any such person before the annual meeting pursuant to Section 14 of the Exchange Act; and

        (F)           a representation that the stockholder of record giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    (e)           A stockholder of record providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

    (f)           No business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 13 of this Article II) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12 of this Article II.  If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted at the meeting.

    (g)           Nothing contained in this Section 12 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

    (h)           If information submitted pursuant to this Section 12 of this Article II by any stockholder proposing to bring a matter before the annual meeting shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the notice in respect of which such information is required by this Section 12 may be deemed not to have been made, in accordance with this Section 12 of this Article II. Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or incompleteness) in any such information.

SECTION 13.      Nomination of Directors.

    (a)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made only at any annual meeting of stockholders, except to the extent otherwise required by the 1940 Act:

      (i)           by or at the direction of the Board of Directors (or any duly authorized committee thereof), or

      (ii)           by any stockholder(s) of record of the Corporation:

        (A)           who is a stockholder or are stockholders of record on the date such stockholder(s) give the notice provided for in this Section 13 of this Article III and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting; and

        (B)           who complies or comply with the notice procedures set forth in this Section 13 of this Article II.

    (b)           In addition to any other applicable requirements, for a nomination to be made by one or more stockholder(s) of record, such stockholder(s) must have given timely notice thereof in proper written form to the Secretary of the Corporation.

    (c)           To be timely, a record stockholder's notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation:

       (i)           in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that such notice for the 2011 annual meeting of stockholders shall be delivered to the Secretary at the principal executive offices of the Corporation neither earlier than 9:00 a.m., Eastern Time, on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders; provided, further, however, that in the event that an annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and

       (ii)           in no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of notice as described above.

     (d)           To be in proper written form, a notice from one or more record  stockholders to the Secretary must set forth the following information:

       (i)           as to each person whom the stockholder of record proposes to nominate for election as a Director (a "Proposed Nominee") and each Proposed Nominee Associate of each such person:

         (A)           the name, age, business address and residence address of such Proposed Nominee and of each Proposed Nominee Associate of such Proposed Nominee;

         (B)           the principal occupation or employment of such Proposed Nominee;

         (C)           (1)           the number of shares of each class or series of shares of stock of the Corporation which are owned beneficially or of record, directly or indirectly, by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and the name and address of the record holder(s) of such shares of stock of the Corporation (if different than the beneficial owner(s)) as they appear on the records of the Corporation,

             (2)           whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposed Nominee, or by or on behalf of any Proposed Nominee Associate of such Proposed Nominee, with respect to shares of stock of the Corporation,

             (3)           whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Proposed Nominee, or any Proposed Nominee Associate, where the effect or intent of any of the foregoing is to mitigate loss to, or to manage risk or benefit of share price changes for, such Proposed Nominee, or any Proposed Nominee Associate of such Proposed Nominee, or to increase or decrease the voting power or pecuniary or economic interest of such Proposed Nominee, or any Proposed Nominee Associate of such Proposed Nominee, with respect to the shares of stock of the Corporation,

             (4)           a description of all agreements, arrangements, or understandings (whether written or oral) between such Proposed Nominee, and any Proposed Nominee Associate of such Proposed Nominee, and any material interest of such Proposed Nominee Associate, in such nomination, including any anticipated benefit therefrom to such Proposed Nominee Associate;

             (5)           a description of all commercial and professional relationships and transactions between or among such Proposed Nominee, or any Proposed Nominee Associate, and any other person or persons known to such person or Proposed Nominee Associate to have a material interest in such nominations;

             (6)           a representation as to whether such Proposed Nominee is an "interested person," as defined under Section 2(a)(19) of the 1940 Act, of the Corporation and sufficient information about the Proposed Nominee to permit counsel to the Corporation to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such Proposed Nominee to be an interested person of the Corporation or a representation that no such relationship exists, and

             (7)           all information necessary to establish that the Proposed Nominee satisfies the Director qualifications as set out in Section 17 of Article III of these By-Laws;

         (D)           all information relating to such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

       (ii)           as to each stockholder of record giving the notice, and each beneficial owner, if different than the stockholder of record, on whose behalf the nomination is being made,

         (A)           the name and record address of such person and of each Stockholder Associate of each such person;

         (B)           (1)           the number of shares of each class or series of shares of stock of the Corporation which are owned beneficially or of record, directly or indirectly, by such person and each Stockholder Associate of such person,

             (2)           whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or by or on behalf of any Stockholder Associate, with respect to shares of stock of the Corporation, and

             (3)           whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or by or on behalf of any Stockholder Associate of such person, when the effect or intent of any of the foregoing is to mitigate loss to, or to manage risk or benefit of Share price changes for, such person, or any Stockholder Associate of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Stockholder Associate of such person, with respect to shares of stock of the Corporation;

         (C)           a description of all agreements, arrangements, or understandings (whether written or oral) between such person, and any Stockholder Associate of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, and any Stockholder Associate, in such nomination, including any anticipated benefit therefrom to such person, and any Stockholder Associate of such person;

        (D)           a description of all commercial and professional relationships and transactions between or among any such person, or any Stockholder Associate of any such person, and any other person or persons known to such person or Stockholder Associate to have a material interest in such nomination;

        (E)           all information relating to such person and each Stockholder Associate of such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

        (F)           a representation that the stockholder(s) giving notice intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in the notice.

      (iii)           Such notice must be accompanied by a certificate executed by the Proposed Nominee certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director of the Corporation that has not been disclosed to the Corporation, (b) will serve as a Director of the Corporation if elected, and (c) satisfies the Director qualifications as set out in Section 17 of Article III of these By-Laws.

    (e)           A stockholder or stockholders of record providing notice of any nomination proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that:

      (i)            the information provided or required to be provided in such notice pursuant to this Section 13 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting; and

      (ii)           any subsequent information reasonably requested by the Board of Directors to determine that the Proposed Nominee has met the Director qualifications as set out in Section 17 of this Article III is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the request by the Board of Directors for subsequent information regarding Director qualifications has been delivered to or mailed and received by such stockholder of record, or group of stockholders of record, providing notice of any nomination.

    (f)           No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13 of this Article II.  If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

    (g)           Notwithstanding any provision of this Section 13 of this Article II to the contrary, a nomination of persons for election to the Board of Directors may be submitted for inclusion in the Corporation's proxy materials to the extent required by rules adopted from time to time by the SEC providing for such nominations and inclusion and interpretations thereof ("proxy access rules"), and, if such nomination is submitted under the proxy access rules, such submission:

      (i)           in order to be timely, must be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the Corporation no later than 120 calendar days before the anniversary of the date that the Corporation mailed (or otherwise disseminated) its proxy materials for the prior year's annual meeting (or such other date as may be set forth in the proxy access rules for companies without advance notice bylaws);

      (ii)           in all other respects, must be made pursuant to, and in accordance with, the terms of the proxy access rules, as in effect at the time of the nomination, or any successor rules or regulations of the SEC then in effect; and

      (iii)           must provide the Corporation with any other information required by this Section 13 of this Article II, by applicable law, the Declaration or a resolution of the Directors for nominations not made under the proxy access rules, except to the extent that requiring such information to be furnished is prohibited by the proxy access rules.  The provisions of this paragraph (g) of this Section 13 of this Article II do not provide stockholders of the Corporation with any rights, nor impose upon the Corporation any obligations, other than the rights and obligations set forth in the proxy access rules.

    (h)           If information submitted pursuant to this Section 13 of this Article II by any stockholder proposing a nominee for election as a Director shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the nomination in respect of which such information is required by this Section 13 may be deemed not to have been made, in accordance with this Section 13 of this Article II. Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or incompleteness) in any such information.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.        General Powers.  Except as otherwise provided in the Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws.

SECTION 2.        Number, Election and Term of Directors.  The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than the minimum number required by the MGCL nor more than twelve (12).  The Board of Directors shall be divided into three classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors.  Upon expiration of the term of office of each class of Directors, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article III, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he or she shall have resigned or have been removed as provided in these Bylaws, or as otherwise provided by statute or the Charter.  Any vacancy created by an increase in directors may be filled in accordance with Section 4 of this Article III.  No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to the MGCL at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

SECTION 3.        Resignation.  A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

SECTION 4.        Vacancies.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder, if any.  Pursuant to the Corporation's election to be subject to Section 3-804(c) of the Maryland General Corporation Law (the "MGCL"), except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock and subject to the Investment Company Act, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.  In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors under the Investment Company Act, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies.

SECTION 5.        Place of Meetings.  Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

SECTION 6.        Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

SECTION 7.        Special Meetings.  Special meetings of the Board of Directors may be called by three (3) or more directors of the Corporation or by the Chairman of the Board or the President.

SECTION 8.        Annual Meeting.  The annual meeting of the newly elected and other directors shall be held as soon as practicable after the meeting of stockholders at which the newly elected directors were elected.  No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders.  If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

SECTION 9.        Notice of Special Meetings.  Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally, by electronic mail or other legally permissible electronic transmission or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

SECTION 10.      Waiver of Notice of Meetings.  Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

SECTION 11.      Quorum and Voting.

    (a)           General.  A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by statute, the Charter, these Bylaws, the Investment Company Act, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present.  Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.  The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

    (b)           Extraordinary Transactions.  The affirmative vote of two-thirds of the entire Board of Directors shall be required to approve or declare advisable:

      (i)           The liquidation or dissolution of the Corporation and any amendment to the Charter to effect any such liquidation or dissolution; or

       (ii)          Any merger, consolidation, share exchange or sale or exchange of all or substantially all of the assets of the Corporation that the MGCL requires be approved by the stockholders of the Corporation.

SECTION 12.      Organization.  The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board.  In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting.  The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as Secretary of the meeting and keep the minutes of the meeting.

SECTION 13.      Committees.  The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of one (1) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

SECTION 14.      Written Consent of Directors in Lieu of a Meeting.  Subject to the provisions of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

SECTION 15.      Telephone Conference.  Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 16.      Compensation.  Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he or she attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

SECTION 17.      Qualification.

     (a)         After shares of stock of the Corporation have been publicly offered, only persons satisfying the following qualification requirements applicable to all Directors may be nominated, elected, appointed, qualified or seated ("nominated or seated") to serve as a Director unless a majority of the Board of Directors then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Director or the free flow of information among Directors or between the Corporation's investment adviser and the Board of Directors:

      (i)           An individual nominated or seated as a Director shall be at least twenty-one (21) years of age and not older than such age as shall be set forth in a written instrument signed or adopted by not less than two-thirds of the Directors then in office and not under legal disability;

      (ii)           An individual nominated or seated as a Director shall, at the time the individual is nominated or seated, serve as a director of no more than 5 companies having securities registered under the Exchange Act or treated as public reporting companies under any comparable regulatory regime (investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose);

      (iii)          Except as set forth in this Section 17 of this Article III, an individual nominated or seated as a Director shall not be an employee,

officer, partner, member, director or record or beneficial owner of 5% or more of any class of securities of (A) any investment adviser or person in a control relationship with such investment adviser (other than the Corporation's investment adviser or any investment adviser in a control relationship with the Corporation's investment adviser), (B) any collective investment vehicle, including the Corporation, primarily engaged in the business of investing in "investment securities" (as defined in the Investment Company Act) (an "investment fund") (other than by reason of being an employee, officer, partner, member, director or controlling person of the Corporation's investment adviser, any investment adviser in a control relationship with the Corporation's investment adviser or any person in a control relationship with any of the foregoing) or (C) an entity controlling or controlled by any investment adviser (other than the Corporation's investment adviser or any investment adviser in a control relationship with the Corporation's investment adviser or any person in a control relationship with any of the foregoing) or investment fund;

      (iv)         An individual nominated or seated as a Director shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;

      (v)          An individual nominated or seated as a Director shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual's activities with respect to any investment-related business (collectively, "Prohibited Conduct"),  nor shall an individual nominated or seated as a Director be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Director failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Director be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940;

      (vi)          An individual nominated or seated as a Director shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the Investment Company Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the Investment Company Act)

being ineligible, in the absence of an exemptive order under Section 9(c) of the Investment Company Act, to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company;

      (vii)         An individual nominated or seated as a Director shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the Investment Company Act that, in the absence of an exemptive order under Section 9(c) of the Investment Company Act, would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the Investment Company Act) of such investment adviser, depositor, or principal underwriter;

      (viii)        An individual nominated or seated as an Independent Director shall  not be an "interested person," as defined under Section 2(a)(19) of the Investment Company Act, of the Corporation;

      (ix)         An individual nominated or seated as a Director shall not be the beneficial owner of, or be a person party to an agreement, arrangement, understanding or practice for sharing information or decisions concerning shareholder actions or the acquisition, disposition or voting of shares of stock of the Corporation, who in the aggregate are the beneficial owners of 5% or more of the outstanding shares of any class of shares of stock of the Corporation (each such person other than the Corporation's investment adviser, any investment adviser in a control relationship with the Corporation's investment adviser or any person in a control relationship with any of the foregoing, a "5% Holder") and shall not have a Disclosure Relationship with a 5% Holder;

      (x)          An individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, be employed or have been employed within the last two full calendar years and current year by, or have, or have had within the last two full calendar years and current year any material commercial or professional relationship with, any 5% Holder or any person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;

      (xi)          An individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, have accepted directly or indirectly, during the calendar year of the election for which such individual is nominated or seated or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 5%

Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;

      (xii)         An individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, be an officer, director, general partner or managing member (or person performing similar functions) of any 5% Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 5% Holder;

      (xiii)        An individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, be employed or have been employed within the last two full calendar years and the current year by any investment fund or any company or companies controlled by one or more investment funds which in the aggregate beneficially own (A) more than three percent (3%) of the outstanding voting shares of stock of the Corporation, (B) securities issued by the Corporation having an aggregate value in excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Corporation and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment company making such investment and any company or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser and companies controlled by such investment funds, more than ten percent (10%) of the total outstanding shares of stock of the Corporation (an investment fund making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D), but excluding any investment fund managed by the Corporation's investment adviser or an investment adviser in a control relationship with the Corporation's investment adviser, being referred to as a "12(d) Holder"), or by any person who controls, is controlled by, under common control with or acts in concert with a 12(d) Holder;

      (xiv)        An individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, have accepted directly or indirectly, during the calendar year of the election for which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 12(d) Holder;

      (xv)        An individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, be an officer, director, partner or managing member (or person performing similar functions) of any 12(d) Holder or of any person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder; and

      (xvi)        An individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, control or act in concert with any 12(d) Holder or any person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder.

ARTICLE IV

OFFICERS, AGENTS AND EMPLOYEES

SECTION 1.        Number and Qualifications.  The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the office of President, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified in more than one capacity. Officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he or she shall have resigned or have been removed, as provided in these Bylaws. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

SECTION 2.        Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 3.        Removal of Officer or Agent.  Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby.  The Board may delegate the power of removal as to agents not elected or appointed by the Board of Directors.  Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer or agent of the Corporation shall not of itself create contract rights.

SECTION 4.        Vacancies.  A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to the office.

SECTION 5.        Compensation.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

SECTION 6.        Bonds or Other Security.  If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

SECTION 7.        President.  The President shall be the Chief Executive Officer of the Corporation. In the absence or inability of the Chairman of the Board (or if there is none) to act, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he or she may delegate these powers.

SECTION 8.        Vice President.  Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

SECTION 9.        Treasurer.  Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he or she shall have the full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

SECTION 10.      Secretary.  The Secretary shall:

    (a)           keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

    (b)           see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

    (c)           be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such Certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

    (d)           see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

    (e)           in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

SECTION 11.     Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties; or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

STOCK

SECTION 1.       Stock Certificates. Unless otherwise provided by the Board of Directors, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates representing the shares of stock held by such holder.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

SECTION 2.       Stock Ledger.  There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

SECTION 3.       Transfers of Shares.  Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

SECTION 4.       Regulations.  The Board of Directors may authorize the issuance of uncertificated securities.  If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

SECTION 5.       Lost, Destroyed or Mutilated Certificates.  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

SECTION 6.       Fixing of Record Date for Dividends, Distributions, etc.  The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment rights or interests.

ARTICLE VI

INDEMNIFICATION, ADVANCE OF EXPENSES AND INSURANCE

SECTION 1.       Indemnification of Directors and Officers.  Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

SECTION 2.       Advances.  Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article VI shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him or her in connection with proceedings to which he or she is a party in the manner and to the full extent permissible under the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

SECTION 3.       Procedure.  At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force, whether the standards required by this Article V have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

SECTION 4.       Indemnification of Employees and Agents.  Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

SECTION 5.       General; Other Rights.  The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer.  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.  The indemnification provided by this Article VI shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.       Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, and reasonable expenses incurred by him or her in connection with proceedings to which he or she is made a party, provided that no insurance may be obtained by the Corporation for liabilities against which the Corporation is specifically prohibited from indemnifying him or her under this Article VI or applicable law.

ARTICLE VII

FISCAL YEAR

SECTION 1.       Fiscal Year.  The Corporation's fiscal year shall be fixed by the Board of Directors.

SECTION 2.       Accountant.

    (a)           The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

    (b)           A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the Investment Company Act) of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

    (c)           Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the

Board of Directors who are not "interested persons" of the Corporation, as that term is defined in the Investment Company Act, at a meeting called for the purpose of voting on such action.

ARTICLE VIII

CUSTODY OF SECURITIES

SECTION 1.        Employment of a Custodian.  The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act, and the rules of the Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

SECTION 2.        Termination of Custodian Agreement.  Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

ARTICLE IX

AMENDMENTS

These Bylaws may be amended or repealed by the affirmative vote of two-thirds of the entire Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Company Act.

Amended and Restated as of December 3, 2010.